SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 19, 2015
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Woodbury, New York – March 19, 2015. AGC Automotive Europe is now supplying the sliding version of its light control glass roof, available as the MAGIC SKY CONTROL option, on the prestigious Mercedes-Maybach S600. Thanks to WONDERLITE™ SPD-SmartGlass technology, this laminated roof can be switched from transparent to dark blue at the touch of a button.

As noted by AGC Europe in their press release, this panoramic roof is the largest in its category, and is the first SPD-SmartGlass roof to be offered as a sliding roof. The WONDERLITE sliding roof has a total area of 1.7 m² (18.3 square feet) of SPD-SmartGlass compared with 1.3 m² (14 square feet) for the fixed version, also produced by AGC Automotive Europe for use on the Mercedes-Benz S-Class Coupe. The S-Class Coupe roof itself is nearly three times larger than any comparable product on the market, and the total surface area of the new Maybach roof is almost 30% larger than that.

The benefits of the large panoramic WONDERLITE SPD-SmartGlass roof for the Maybach were highlighted in the AGC press release and include:

●	The exclusive sensation of opening to the outside, whatever the weather conditions
●	Making the driving environment considerably brighter
●	Full time protection from infrared radiation, directly reducing the need for air-conditioning, and thus lowering fuel consumption and CO2 emissions
●	Full time protection from UV radiation, helping to protect against sunburn and other skin damage, and to prevent fading of the vehicle interior.

Use of SPD-SmartGlass significantly reduces the temperature inside of passenger cars while saving energy. Based on the latest advancements in patented SPD-SmartGlass technology licensed by AGC from Research Frontiers, AGC notes: "...the WONDERLITE glass roof directly serves the ambition of offering maximum comfort to passengers in all new luxury models." According to Jean-Marc Meunier, General Manager of AGC Automotive Europe, “This innovation reinforces the group’s ambition and capacity to develop glass products with high added value for its automotive customers.”

The MAGIC SKY CONTROL feature uses patented SPD-SmartGlass technology developed by Research Frontiers to turn the roof transparent by electrically aligning tiny particles in a thin film within the glass. With the touch of a button, drivers and passengers can instantly change the tint of their roof to help keep out harsh sunlight and heat, and create an open-air feeling even when the sunroof is closed. Glass or plastic using Research Frontiers’ patented SPD-SmartGlass technology effectively blocks UV and infrared rays regardless of whether the glass is in its clear or tinted state, helping keep the cabin cooler, and protecting passengers and interiors. These benefits become even more important when a car uses large surface areas of glass, such as the panoramic roofs on the new S-Class, especially in warm climates.

SPD-Smart technology has proven itself in many aspects, from durability and performance, to sales. MAGIC SKY CONTROL is now in use on tens of thousands of Mercedes-Benz cars around the world. Before putting cars into serial production, Mercedes-Benz put the MAGIC SKY CONTROL roof using SPD-SmartGlass technology through rigorous durability and performance testing in some of the most extreme conditions on Earth. This included testing in the arctic cold of Scandinavia and the blistering desert heat of Death Valley, California.

Pictures in high resolution are available from within the AGC press release, and please also enjoy AGC's promotional video on WONDERLITE.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1     Research Frontiers Press Release dated March 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: March 19, 2015